UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 16, 2005

Date of Report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California, 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 16, 2005, Integrated Device Technology, Inc., a Delaware corporation (“IDT”) issued a press release relating to the proposed merger between IDT and Integrated Circuit Systems, Inc., a Pennsylvania corporation (“ICS”).

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements. This report contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements relate to the proposed merger and the combined company and involve risk and uncertainty. Actual results could differ from those currently anticipated due to a number of factors, including those mentioned in documents filed with the Securities and Exchange Commission by both IDT and ICS. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance that the expected synergies and cost savings will be realized. Factors that could cause results to differ from expectations include: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; transaction costs; the level of market demand for the products of the companies; competitive pressures; economic conditions in the U.S. and other countries where the companies operate; information technology spending; technological obsolescence; industry competition; and other specific factors discussed in IDT’s and ICS’s most recent Annual Reports on Form 10-K and IDT’s and ICS’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. IDT and ICS assume no responsibility to update any forward-looking statements as a result of new information or future developments.

Item 9.01 Exhibits.

The following exhibit is filed herewith.

(c) Exhibit

99.1 Press Release, dated September 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Clyde R. Hosein
Clyde R. Hosein
Vice President and Chief Financial Officer
(duly authorized officer)

Date: September 16, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 16, 2005.